UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

Midwest Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

delaware	001-39812	20-0362426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 817-5701

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 30, 2023, Midwest Holding Inc., a Delaware corporation (the “Midwest” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Midas Parent, LP, a Delaware limited partnership (“Parent”) and an affiliate of Antarctica Capital, LLC (“Antarctica”), and Midas Merger Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company and whereupon Merger Sub will cease to exist and the Company will be the surviving corporation in the Merger and will continue as a wholly-owned subsidiary of Parent (the “Merger”).

The board of directors of the Company (the “Company Board”) has unanimously approved and declared it advisable to enter into the Merger Agreement and resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger on the terms and subject to the conditions set forth in the Merger Agreement.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”) (other than (i) Company Common Stock held by Parent or the Company or any of their respective wholly owned subsidiaries, and (ii) any shares of Company Common Stock who properly exercise appraisal rights under Delaware law), outstanding immediately prior to the Effective Time, will be converted into the right to receive $27.00 per share in cash, without interest.

Consummation of the Merger is subject to certain conditions, including, but not limited to, (i) the Company’s receipt of approval of the Company’s stockholders, (ii) the absence of any law or order prohibiting or making illegal the consummation of the Merger, (iii) the approval of the Merger by the Nebraska Department of Insurance and Vermont Department of Financial Regulation without the imposition of any Burdensome Condition (as defined in the Merger Agreement), and (iv) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time.

The Merger Agreement also includes covenants prohibiting the Company from soliciting alternative acquisition proposals, and subject to certain exceptions, engaging in discussions or negotiations with respect to such proposals.

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under certain specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $3,597,100.00, including if the Merger Agreement is terminated by the Company to accept a Superior Proposal (as defined in the Merger Agreement) or due to the Company Board changing its recommendation to the Company’s stockholders to vote to approve the Merger Agreement.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee in an amount equal to $6,166,457.00 in the event the Merger Agreement is terminated under certain specified circumstances.

Parent has obtained equity financing commitments for purposes of financing the transactions contemplated by the Merger Agreement.

Certain investment funds and entities affiliated with Antarctica, (each, an “Equity Investor” and collectively, the “Equity Investors”) have committed to capitalize Parent at the closing of the Merger with an aggregate equity contribution equal to $127,774,278.00 on the terms and subject to the conditions set forth in an equity commitment letter. In addition, one of those funds has guaranteed payment of the reverse termination fee, as well as certain enforcement expenses and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and a limited guarantee provided by that fund to the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the Transactions that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the Transactions, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the Merger Agreement, certain stockholders entered into voting agreements (the “Voting Agreements”) with Parent pursuant to which, among other things, the stockholders agreed to vote their shares of Company Common Stock representing approximately 33% of the shares of Company Common Stock outstanding as of the date of the Merger Agreement in favor of the approval and adoption of the Merger, the Merger Agreement or any related action reasonably required in furtherance thereof, and against any acquisition proposal or any action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Merger or the Transactions.

The Voting Agreements terminate upon the first to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) with respect to any stockholder, the mutual written agreement of such stockholder and Parent or (iv) any amendment to the Merger Agreement that decreases the amount of, or changes the form of, the Merger Consideration or increases the liabilities or obligations of such stockholders without the consent of such stockholder, upon written notice by such stockholder to Parent within ten (10) Business Days of such amendment.

Item 8.01	Other Events.

On May 1, 2023, the Company and Parent issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed acquisition of the Company by an affiliate of Antarctica, including, but not limited to, statements regarding the anticipated timing of the closing of the proposed transaction. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “target,” “contemplate,” “project,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including approval of the proposed transaction by the stockholders of the Company and the receipt of necessary regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including the termination of any business contracts, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in hiring and retaining key personnel as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) risks that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results, (viii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction and (ix) the significant transactions costs that the parties will incur in connection with the proposed transaction. The risks and uncertainties may be amplified by economic, market, business or geopolitical conditions or competition, or changes in such conditions, negatively affecting the Company’s business, operations and financial performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business as described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. A definitive proxy statement will be mailed or otherwise made available to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.ir.midwestholding.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who, under the rules of the SEC, may be considered participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, will be set forth in the preliminary and definitive proxy statements that will be filed with the SEC relating to the transaction. Additional information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 24, 2023. These documents are available free of charge at the SEC’s website at www.sec.gov and on Company’s website at www.ir.midwestholding.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of April 30, 2023, by and among Midwest Holding Inc., Midas Parent, LP and Midas Merger Acquisition Sub, Inc.

99.1	Press Release, issued on May 1, 2023.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2023

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name: Georgette C. Nicholas
Title: Chief Executive Officer